Exhibit 5.1

Miguel J. Vega

(617) 937-2319

mvega@cooley.com

January 20, 2010

AMAG Pharmaceuticals, Inc.

100 Hayden Avenue

Lexington, Massachusetts 02421

Ladies and Gentlemen:

We have acted as counsel for AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of 3,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, pursuant to an effective Registration Statement on Form S-3 (Registration Statement No. 333-164400) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”).  The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus”. All of the Shares are to be sold by the Company as described in the Registration Statement and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation, as amended, and the Company’s Amended and Restated By-Laws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deemed necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.

500 BOYLSTON STREET, BOSTON, MA 02116  T: (617) 937-2300  F: (617) 937-2400  WWW.COOLEY.COM

Respectfully yours,

Cooley Godward Kronish LLP

By:	/s/ Miguel J. Vega
Miguel J. Vega